UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2011

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

Ferro Corporation (the “Company”) filed a Current Report on Form 8-K on May 4, 2011 (the “Initial Filing”), to disclose that at its 2011 Annual Meeting of Stockholders held on April 29, 2011, the Company’s shareholders indicated their preference for the advisory vote on executive compensation to be held annually, which was also the recommendation of the Company’s Board of Directors. The Company hereby amends its Initial Filing to disclose its decision to implement an annual frequency for the shareholders’ advisory vote on executive compensation. No other changes have been made to the Initial Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company has determined that it will hold an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of such advisory votes, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

August 17, 2011	By:	Thomas R. Miklich

Name: Thomas R. Miklich
Title: Vice President and Chief Financial Officer